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                                    EXHIBIT 5

                                                                  (513) 723-4000



                                February 20, 2002



Board of Directors
Peoples Ohio Financial Corporation
635 South Market Street
Troy, Ohio 45373

Gentlemen:

         We have acted as special counsel for Peoples Ohio Financial Corporation, an Ohio Corporation (the "Company"), in connection with the merger (the "Merger") of Peoples Merger Corp., a wholly-owned subsidiary of the Company, into Peoples Savings Bank of Troy (the "Bank"). In connection with the Merger, the Company assumed all obligations and liabilities of the Bank under the Peoples Savings Bank of Troy Stock Option Plan for Nonemployee Directors, the Peoples Savings Bank Stock Option Plan, and the Peoples Savings Bank 1995 Stock Incentive Plan (the "Plans"). Pursuant to such assumption, the Company proposes to issue common shares of the Company, no par value (the "Common Shares"), upon the exercise of options granted by the Board of Directors of the Company to purchase Common Shares under the Plans. In accordance with the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, a Registration Statement on Form S-8 describing the Plans will be filed with the Securities and Exchange Commission on or about February 20, 2002 (the "Registration Statement"), for the purpose of registering the 962,686 Common Shares reserved for issuance under the Plans.

         In connection with this opinion, we have examined an original or copy of, and have relied upon the accuracy of, without independent verification or investigation, (a) the Registration Statement; (b) the Company's Articles of Incorporation, as certified by the Secretary of State of Ohio on January 28, 2002; (c) the Certificate of Amendment to the Company's Article of Incorporation, filed with the Secretary of State of Ohio on January 23, 2002;
(d) the Amended and Restated Code of Regulations of the Company, as certified by the President of the Company on January 21, 2002; (e) the resolutions of the Company's Board of Directors, as certified by the Secretary of the Company on January 30, 2002; (f) the Action by the Sole Shareholder of the Company without a meeting effective January 21, 2002; and (g) such other representations of the Company and its officers as we have deemed relevant.

         In our examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies and the authenticity of such


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originals of such latter documents. We have also assumed the due preparation of share certificates and compliance with applicable federal and state securities laws.

         Based solely upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that after the Common Shares shall have been issued by the Company upon the exercise of the options and payment therefor in full in the manner provided in the Plans and in the Registration Statement (when it becomes effective), such Common Shares issued upon the exercise of such options will be validly issued, fully paid and non-assessable.

         This opinion is limited to the federal laws of the United States and to the laws of the State of Ohio having effect as of the date hereof. This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the Common Shares and the filing of the Registration Statement and any amendments thereto. This opinion may not be relied upon by any other person or assigned, quoted or otherwise used without our specific written consent.

         We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement and to the reference to us in the Registration Statement.

                                    Very truly yours,

                                    /s/ Vorys, Sater, Seymour and Pease LLP

                                    VORYS, SATER, SEYMOUR AND PEASE LLP